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                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                December 8, 2005

Credit Suisse First Boston LLC
Barclays Capital Inc.
Deutsche Bank Securities, Inc.
Greenwich Capital Markets, Inc.
UBS Securities LLC

Ladies and Gentlemen:

     Fremont Mortgage Securities Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (collectively, the "Underwriters" and each, an "Underwriter") the principal amount of the Fremont Home Loan Trust 2005-E, Mortgage-Backed Certificates, Series 2005-E, identified in Schedule I hereto (the "Securities"), to be issued under a pooling and servicing agreement, to be dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among the Company, as depositor, Fremont Investment & Loan, as originator and servicer (the "Servicer"), Wells Fargo Bank, N.A., as master servicer and trust administrator and HSBC Bank USA, National Association, as trustee (the "Trustee").

     Each class of Securities listed in Schedule I hereto will represent an undivided beneficial ownership interest in the Fremont Home Loan Trust 2005-E (the "Trust"). The assets of the Trust will include, among other things, a pool of conventional fixed and adjustable rate, one- to four-family first and second lien residential mortgage loans (the "Mortgage Loans") transferred to the Company pursuant to a mortgage loan purchase agreement, dated as of December 1, 2005 (the "Mortgage Loan Purchase Agreement"), between Fremont Investment & Loan ("Fremont") and the Company, and by the Company to the Trust pursuant to the Pooling and Servicing Agreement. This Underwriting Agreement shall hereinafter be referred to as the "Agreement." This Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement are collectively hereinafter referred to as the "Basic Documents." Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (the file number of which is set forth in Schedule I hereto), which has been declared effective by the Commission, for the registration under the Act of the Securities. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the

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Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary prospectus, including any preliminary prospectus supplement which, as completed, is proposed to be used in connection with the sale of the Securities and any prospectus filed with the Commission pursuant to Rule 424(a) of the Act, is hereinafter called a "Preliminary Prospectus"; provided that if no preliminary prospectus is proposed to be used in connection with the sale of the Securities, references herein to "Preliminary Prospectus" shall be disregarded. Any reference herein to the Registration Statement, the Base Prospectus, the Final Prospectus or the Preliminary Prospectus, if any, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Preliminary Prospectus, the Base Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus, the Base Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

     At or prior to the time when sales to investors of the Securities were first made, as set forth in Schedule I hereto (the "Pricing Date"), the Company had prepared the following information (collectively, the "Disclosure Package"): the Preliminary Prospectus, if any, each "issuer free-writing prospectus" (as defined pursuant to Rule 433 under the Securities Act, each an "Issuer Free Writing Prospectus") and any other "free-writing prospectus" (as defined pursuant to Rule 405 under the Securities Act, a "Free Writing Prospectus") or portion thereof listed on Annex A to Schedule I hereto. If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Securities, then "Disclosure Package" will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information").

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or


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supplemented as of any such time, will comply in all material respects with the requirements of the Act and the respective rules and regulations thereunder,
(ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the lead manager specified in Schedule I hereto (the "Lead Manager") specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus or (B) the information contained in the Current Report (as defined in Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement or the Final Prospectus (or any amendment thereof or supplement thereto), except to the extent that such information is Derived Information as defined herein, or is otherwise included in the Disclosure Package.

     The Disclosure Package, at the Pricing Date did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to the information contained in or omitted from the Disclosure Package or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use in connection with the preparation of the Disclosure Package.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents.

          (d) The Company is not aware of any request by the Commission for any further amendment of the Registration Statement or the Base Prospectus or for any additional information. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or, to the best of the Company's knowledge, instituted or threatened any proceeding for that purpose. To the best of the Company's knowledge, no suspension of the qualification of the Securities for sale in any jurisdiction has been made and no proceeding for such purpose has been initiated or threatened.

          (e) The Basic Documents (other than this Agreement), when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting


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creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

          (f) This Agreement has been duly authenticated, executed and delivered by the Company.

          (g) On the Closing Date, the Basic Documents will conform to the description thereof contained in the Registration Statement, the Preliminary Prospectus, if any, the Final Prospectus and the Disclosure Package; the Securities will have been duly and validly authorized and, when such Securities are duly and validly executed, issued and delivered in accordance with the Pooling and Servicing Agreement, and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (h) As of the Closing Date, the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct.

          (i) Neither the execution and delivery by the Company of this Agreement or any other of the Basic Documents nor the consummation by the Company of the transactions contemplated herein or therein, nor the issuance of the Securities or the public offering thereof as contemplated in the Final Prospectus or the Disclosure Package will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, of the property or assets of the Company (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company is party or by which it is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of the Company. The Company is not in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which a party or by which it may be bound, or to which any material portion of its property or assets is subject.

          (j) No legal or governmental proceedings are pending to which the Company is a party or of which any property of the Company is subject, which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (k) Since the date of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Company.

          (l) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Basic Documents and the execution, delivery and sale of the Securities have been or will be paid at or prior to the Closing Date.


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          (m) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by the Company of any Basic Document or the performance by the Company of any or
(ii) the offer, sale or delivery of the Securities except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of the Company to perform its obligations under any Basic Document.

          (n) The Company possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus, if any, Final Prospectus and the Disclosure Package, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Securities or the financial condition of the Company, and the Company has not received, nor will have received as of each Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          (o) On the Closing Date, (i) the Company will have good and marketable title to the related Mortgage Loans being transferred by it to the Trust pursuant thereto, free and clear of any lien, (ii) the Company will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the Pooling and Servicing Agreement, and (iii) the Company will have the power and authority to sell such Mortgage Loans to the Trust, and upon execution and delivery of the Pooling and Servicing Agreement by the Trustee and Servicer, the Trust will have good and marketable title thereto, in each case free of liens other than any lien created by an Underwriter.

          (p) The properties and businesses of the Company conform, and will conform, in all material respects, to the descriptions thereof contained in the Preliminary Prospectus, if any, the Final Prospectus and the Disclosure Package.

          (q) The Company is not, and, after giving effect to the transactions contemplated by the Pooling and Servicing Agreement and the offering and sale of the Securities, neither the Company nor the Trust Fund will be, an "investment company", as defined in the Investment Company Act of 1940, as amended.

          (r) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to qualify the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (s) The Company is not an "ineligible issuer" as defined in Rule 405 under the Act.

          (t) Other than the Preliminary Prospectus, if any, and the Final Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not


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make, use, prepare, authorize, approve or refer to any "written communication"
(as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) information included in the Disclosure Package (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (iii) other written communication approved in writing in advance by the Lead Underwriter.

          (u) Any Issuer Free Writing Prospectus included in the Disclosure Package complied in all material respects with the Securities Act and has been, or will be filed in accordance with Rule 433 under the Securities Act (to the extent required thereby).

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase, severally but not jointly, from the Company, at the purchase price set forth in Schedule II hereto, the principal amount or percentage interest of the Securities set forth opposite such Underwriter's name therein.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriters for their respective accounts against payment by the Underwriters of the purchase price thereof in the manner set forth in Schedule II hereto. If Schedule I indicates that the Securities are to be issued in book-entry form, delivery of the Securities shall be made through the facilities of the depository or depositories set forth on Schedule I. Alternatively, certificates for the Securities shall be registered in such names and in such denominations as the Underwriters may request not less than three full business days in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

     4. Offering by the Underwriters. It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers) as set forth in the Final Prospectus.

     5. Agreements. The Company agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus unless the Company has furnished to each Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which such Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the Underwriters promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration


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Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) Other than information that is included in the Disclosure Package or such items that constitute a Free Writing Prospectus, the Company will cause any Computational Materials, Collateral Term Sheets and ABS Term Sheets (each as defined in Section 11 below) with respect to the Securities that are delivered by the Underwriters to the Company pursuant to Section 11 to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the Exchange Act not later than the business day immediately following the day on which such Computational Materials, Collateral Term Sheets or ABS Term Sheets are delivered to counsel for the Company by the Underwriters as provided in Section 11, and will promptly advise the Underwriters when such Current Report has been so filed. Such Current Report shall be incorporated by reference in the Final Prospectus and the Registration Statement. Notwithstanding the two preceding sentences, the Company shall have no obligation to file materials provided by the Underwriters pursuant to Section 11 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the No-Action Letters (as defined in Section 11 below), or which contain erroneous information or contain any untrue statement of a material fact or, which, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriters to the Company pursuant to Section 11 hereof.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials that are furnished to the Company pursuant to Section 11(d) hereof which the Company determines to file in accordance therewith.


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          (d) The Company will furnish to the Underwriters and counsel for the
Underwriters, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and as many copies of the Final Prospectus and any Issuer Free Writing Prospectus and any amendments thereof and supplements thereto (other than exhibits to the related Current Report) as the Underwriters may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus, if required, will be borne by the Underwriter delivering a market-making prospectus.

          (e) The Company will furnish such information as may be required and otherwise cooperate in qualifying the Securities for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (f) The Company will pay all expenses (including fees of counsel for the Underwriters, except as provided herein) incident to the performance of the obligations under this Agreement, including:

               (i) the word processing, printing and filing of the Registration Statement as originally filed and of each amendment thereto;

               (ii) the reproduction of this Agreement;

               (iii) the preparation, printing, issuance and delivery of the Securities to the Underwriters;

               (iv) the fees and disbursements of counsel and accountants for the Company;

               (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey, if requested by the Underwriters;

               (vi) if requested by the Underwriters, the determination of the eligibility of the Securities for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a legal investment memorandum;

               (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Base Prospectus and Final Prospectus and any amendments or supplements thereto;


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               (viii) if requested by the Underwriters, the printing and
     delivery to the Underwriters of copies of any blue sky or legal investment memorandum;

               (ix) the fees of any rating agency rating the Securities; and

               (x) the fees and expenses of the Trustee and the Servicer and their counsel.

          (g) The Company further acknowledges and agrees that:

               (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other;

               (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company

               (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and

               (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

     The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

     6. Conditions Precedent to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Underwriters shall have received from Deloitte & Touche, a letter or letters dated the date hereof confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and otherwise in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters, relating to, among other things, the information in the Disclosure Package, the Preliminary Prospectus, if any, and the Final Prospectus.


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          (b) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Securities shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Servicer which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the securities of the Company by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, New York or California authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) The Underwriters shall have received a favorable opinion of Hunton & Williams LLP, special counsel to the Servicer, addressed to the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters and their counsel, with respect to such matters as the Underwriters may require.

          (e) The Underwriters shall have received a favorable opinion of Hunton & Williams LLP, special tax counsel for the Company, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters, generally to the effect that (i) the information in the Base Prospectus under "Federal Income Tax Consequences" and in the Final Prospectus under "Federal Income Tax Consequences," insofar as such information describes federal statutes and regulations or otherwise constitute matters of law or legal conclusions of the statutes or regulations of such jurisdiction have been prepared or reviewed by such counsel, and such information is correct in all material respects; and (ii) assuming compliance with all of the provisions of the Pooling and Servicing Agreement, the applicable portions of the Trust will qualify as one or more REMICs as of the Closing Date.

          (f) The Underwriters shall have received a favorable opinion of Hunton & Williams LLP, special counsel for the Company, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters, with respect to the validity of the Certificates, ERISA matters and such other related matters as the Underwriters shall require, and the Company shall have furnished or caused to be furnished to


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such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Underwriters shall have received a favorable opinion of counsel of Hunton & Williams LLP, special counsel for Fremont, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with respect to such matters as the Underwriters may require.

          (h) The Company shall have furnished to the Underwriters a letter, dated the Closing Date, of Hunton & Williams LLP, special counsel to the Company stating that nothing has come to its attention that would lead such counsel to believe that the Disclosure Package containing substantially similar information, as of its respective date and on the Pricing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to financial, statistical or accounting information (including any notes and schedules relating thereto) contained or incorporated.

          (i) The Underwriters shall have received a favorable opinion of counsel for the Trustee, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with respect to such matters as the Underwriters may require.

          (j) The Underwriters shall have received a favorable opinion of counsel to Wells Fargo, as master servicer and trust administrator, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters, with respect to such matters as the Underwriters may require.

          (k) The Underwriters shall have received a certificate dated the Closing Date of the President, any Vice President or the Secretary of the Company in which the officer shall state that, to the best of his or her knowledge after reasonable investigation, (i) the representations and warranties of the Company with respect to the Mortgage Loans contained in any Basic Document are true and correct, (ii) the representations and warranties of the Company in this Agreement are true and correct, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, (v) no proceedings for that purpose have been instituted or are contemplated by the Commission, and (vi) there has been no amendment or other document filed affecting the Certificate of Incorporation or bylaws of the Company, and no such amendment has been authorized.

          (l) The Underwriters shall have received from Hunton & Williams LLP and any other counsel to the Company, reliance letters addressed to the Underwriters and dated the Closing Date, with respect to each opinion delivered by such counsel to the Rating Agencies.

          (m) On or before the Closing Date, the Underwriters shall have received evidence satisfactory to the Underwriters that each class of Securities has been given the ratings set forth on Schedule I hereto.

          (n) At the Closing Date, the Securities and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

          (o) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Thacher Proffitt & Wood LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (p) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Securities, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (q) At the Closing Date, the Underwriters shall have received from Thacher Proffitt & Wood LLP, counsel for the Underwriters, a letter with respect to the Final Prospectus, in form and substance satisfactory to the Underwriters.

          (r) The Underwriters shall have received from their counsel, Thacher, Proffitt & Wood LLP, a letter, dated the Closing Date, stating that nothing has come to its attention that would lead such counsel to believe that the Disclosure Package containing substantially similar information, as of its date and on the Pricing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to as to financial, statistical or accounting information (including any notes and schedules relating thereto) contained or incorporated.

          (s) On or before the Closing Date, the Underwriters shall have received from the Company a fully executed Indemnification and Contribution Agreement among the Underwriters and Fremont.

     The Company will provide or cause to be provided to the Underwriters such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof.

     7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Preliminary Prospectus, if any, the Final Prospectus or the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which, in respect of information included in the Disclosure Package, was not corrected by the Corrective Information subsequently supplied to the Underwriters at any time prior to the Pricing
Date), and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from an error (a "Collateral Error") in the information concerning the Mortgage Loans furnished by the Company to any Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials, Collateral Term Sheets or ABS Term Sheets included in such Current Report (or amendment or supplement thereof) or material relating to servicing procedures (such information derived from the information concerning the Mortgage Loans referred to as "Derived Information"), (ii) such indemnity with respect to the Base Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive either (x) a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented, provided that the Company has provided any such amendment or supplement to the Underwriter as required by
Section 5(d) hereof) or (y) notice that the sale was made pursuant to the Registration Statement pursuant to Rule 173 under the Act, in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Base Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented), (iii) such indemnity with respect to the Disclosure Package shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Disclosure Package (or the Disclosure Package as amended or supplemented by any Corrective Information), and (iv) such indemnity with respect to any Collateral Error shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials, Collateral Term Sheets or ABS Term Sheets that were prepared on the basis of such Collateral Error, if, within a reasonable time prior to the time of confirmation of the sale of the Securities to such person, the Company notified such Underwriter in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error"), and such Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, as applicable. This indemnity will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to (A) written information relating to such Underwriter furnished to the Company by such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity, (B) information included in Free Writing Prospectuses prepared by or on behalf of the Underwriters (other than information constituting an Issuer Free Writing Prospectus or information relating to the Company and included in the Disclosure Package)or (C) any Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished to the Company by or on behalf of such Underwriter pursuant to Section 11 and incorporated by reference in the Registration Statement, Preliminary Prospectus or the Final Prospectus (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Collateral Error, other than a Corrected Collateral Error). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that the statements set forth in (i) the first sentence of the last paragraph on the front cover of the Final Prospectus and (ii) in the fourth sentence of the second paragraph and the second sentence of the third paragraph under the heading "Method of Distribution" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than the Free Writing Prospectuses referred in Clause (B) above and any Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished to the Company by any Underwriter), and each Underwriter confirms that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (exclusive of any local counsel), approved by the Underwriters in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

          (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (before deducting expenses) received by the Company bears to (y) the total underwriting discounts and commissions deemed to have been received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Disclosure Package, Preliminary Prospectus, if any, Final Prospectus, Free Writing Prospectuses, Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials results from information prepared by the Company on the one hand or the Underwriters on the other and that party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding anything to the contrary in this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions deemed to have been received by such Underwriter in the offering of the Securities.

     9. Default by One or More of the Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder (the "Defaulted Securities") and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the non-defaulting Underwriter or Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter or Underwriters shall not have completed such arrangements within such 24-hour period, then the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Underwriter or Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from its liability in respect of its default.

     10. Offering Communications

          (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Securities, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act,
(3) constitutes a Free Writing Prospectus, or (4) constitutes Computational Materials or ABS Term Sheets that have been, or will be delivered, to the Company pursuant to Section 11 of this Agreement.

          (b) Each Underwriter shall deliver to the Company, no later than one business day prior to the date of first use thereof, (a) any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any "issuer information", as defined in Rule 433(h) under the Securities Act ("Issuer Information"), and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Securities. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials (as defined in Section 1101 of Regulation AB under the Securities Act) may be delivered by the Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or (b) the date of first use of such Free Writing Prospectus.

          (c) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to Section 10(b) will constitute all Free Writing Prospectuses of the type required to be delivered pursuant to Section 10(b) that were furnished to prospective purchasers of Securities by the Underwriter in connection with its offer and sale of the Securities.

          (d) The Company agrees to file with the Commission the following:

               (i) Any Issuer Free Writing Prospectus;

               (ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section 10(b); and

               (iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (e) Any Free Writing Prospectus required to be filed pursuant to
Section 10(d) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

               (i) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

               (ii) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the Final Prospectus pursuant to Rule 424(b) under the Securities Act or two business days after the first use of such Free Writing Prospectus;

               (iii) Any Free Writing Prospectus required to be filed pursuant to Section 10(d)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

               (iv) The Company shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

          (f) Each Underwriter shall file with the Commission (x) any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination and (y) any other materials required to be filed under Rule 433 of the Act not later than the date of the first use of such Free Writing Prospectus.

          (g) Notwithstanding the provisions of Sections 10(d) and 10(f), neither the Issuer nor the Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (h) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

          The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

          (i) The Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 10 for a period of three years following the initial bona fide offering of the Securities.

          (j) In the event that the Company or any Underwriter becomes aware that, as of the Pricing Date, any Free Writing Prospectus delivered to a purchaser of a Security contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter or Company, as appropriate, shall notify the other parties to the is Agreement thereof within one business day after discovery. In connection with the discovery of any Defective Free Writing Prospectus:

               (i) The party responsible for the information to be corrected, if requested by the Company or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus");

               (ii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of a Security which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Securities; and

               (iii) The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Securities has been terminated, and of such purchaser's rights as a result of termination of such agreement and shall provide such purchaser with an opportunity to affirmatively agree to purchase such Securities on the terms described in the Corrected Free Writing Prospectus.

          (k) Each Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Securities to a prospective purchaser of Securities unless such information is preceded or accompanied by the Final Prospectus or the required notice pursuant to Rule 173 of the Act has been delivered.

     11. Computational Materials and ABS Term Sheets.

          (a) Other than information constituting Free Writing Prospectus, not later than 10:30 a.m., New York City time, on a date no later than four business days before delivery of the Final Prospectus to the Underwriters, the Underwriters shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in the Securities which constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and together with the Kidder Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters. In the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, if such Collateral Term Sheets have not previously been delivered to the Company as contemplated by Section 11(b)(i) below, five complete copies of such Collateral Term Sheets shall be delivered by the Underwriters to the Company no later than 10:30 a.m., New York City time, on the first business day following the date on which such Collateral Term Sheets were initially provided to a potential investor. Each delivery of Computational Materials, Collateral Term Sheets and/or ABS Term Sheets to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 13 hereof and one copy of such materials to the Company.

          (b) Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company, as of the date hereof and as of the Closing Date, that:

               (i) if such Underwriter has provided any Collateral Term Sheets to potential investors in the Securities prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case such Underwriter delivered four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 13 hereof and one copy of such materials to the Company no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

               (ii) the Computational Materials (either in original, aggregated or consolidated form), Collateral Term Sheets and ABS Term Sheets furnished to the Company pursuant to Section 11(a) or as contemplated in Section 11(b)(i) constitute all of the materials furnished to prospective investors by such Underwriter (whether in written, electronic or other format) prior to the time of delivery thereof to the Company with respect to the Securities in accordance with the No-Action Letters, and such Computational Materials, Collateral Term Sheets and ABS Term Sheets comply with the requirements of the No-Action Letters;

               (iii) except as resulting directly from any Collateral Error, on the respective dates any such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets with respect to the Securities were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to this Section 11 and on the Closing Date, such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iv) all Computational Materials, Collateral Term Sheets and ABS Term Sheets prepared by such Underwriter contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such Computational Materials, Collateral Term Sheets or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

               (v) all Collateral Term Sheets with respect to the Securities furnished to potential investors by such Underwriter contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Final Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

               (vi) on and after the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials relating to the Securities (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Final Prospectus prior to or at the same time as the delivery of such Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials, provided, however, that any Underwriter may deliver or authorize the delivery to any prospective investor copies of any Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials theretofore filed with the Commission prior to the delivery of a Final Prospectus to such investor.

Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials, Collateral Term Sheets or ABS Term Sheets included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriter from the Company of notice of such Corrected Collateral Error or materials superseding or correcting such Collateral Error).

          (c) Each Underwriter acknowledges and agrees that the Company has not authorized and will not authorize the distribution of any Computational Materials, Collateral Term Sheets or ABS Term Sheets to any prospective investor, and agree that any Computational Materials, Collateral Term Sheets or ABS Term Sheets with respect to the Securities furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(v) above. Each Underwriter agrees that they will not represent to investors that any Computational Materials, Collateral Term Sheets and/or ABS Term Sheets were prepared or disseminated on behalf of the Company.

          (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, it shall be necessary to amend or supplement the Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriters pursuant to this Section 11 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the rules thereunder, the Underwriters, at their expense, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter, severally and not jointly, represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

          (e) Each Underwriter (at its own expense) further agrees to provide to the Company any accountants' letters obtained relating to the Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, which accountants' letters shall be addressed to the Company or shall state that the Company may rely thereon; provided that the Underwriters shall have no obligation to procure such letter.

          (f) Notwithstanding the forgoing, Information included in or constituting a Free Writing Prospectus will not be subject to or be required to be filed pursuant to this Section 11.

     12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock

Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal or state authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Securities.

     13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof and this Section 13 shall survive the termination or cancellation of this Agreement.

     14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, Attention: Richard Horowitz, Esquire; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2727 East Imperial Highway, Brea, California 92821, Attention: Jeffrey Crusinberry, with a copy to: Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention: Edward L. Douma, Esquire.

     15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     16. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

     17. Miscellaneous.

          (a) This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

          (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

          (c) This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          (d) The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     18. [Reserved].

     19. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each Underwriter agrees that it shall not acquiesce, petition or otherwise invoke or cause the Company or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Trust or any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of the Company or the Trust.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each Underwriter.

                                        VERY TRULY YOURS,

                                        FREMONT MORTGAGE SECURITIES CORPORATION


                                        By: /s/ Jeff Crusinberry
                                            ------------------------------------
                                        Name: Jeff Crusinberry
                                        Title: Vice President

     The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.


CREDIT SUISSE FIRST BOSTON LLC          BARCLAYS CAPITAL INC.


By: /s/ Boris Grinberg                  By: /s/ Glen Greeley
    ---------------------------------       ------------------------------------
Name: Boris Grinberg                    Name: Glen Greeley
Title: Director                         Title: Associate Director


DEUTSCHE BANK SECURITIES, INC.          GREENWICH CAPITAL MARKETS, INC.


By: /s/ Ryan M. Stark                   By: /s/ James Raezer
    ---------------------------------       ------------------------------------
Name: Ryan M. Stark                     Name: James Raezer
Title: Vice President                   Title: Managing Director


By: /s/ Susan Valenti
    ---------------------------------
Name: Susan Valenti
Title: Director


UBS SECURITIES LLC


By: /s/ Patrick Fitzsimonds
    ---------------------------------
Name: Patrick Fitzsimonds
Title: Associate Director


By: /s/ Steven Warjanka
    ---------------------------------
Name: Steven Warjanka
Title: Director

Fremont 2005-E
Underwriting Agreement

                                   SCHEDULE I

Underwriting Agreement dated December 8, 2005

Registration Statement No. 333-125587

Title: Fremont Home Loan Trust 2005-E, Mortgage-Backed Certificates, Series
2005-E

Depositories for Book-Entry Certificates: The Depository Trust Company

Closing Date, Time and Location: December 20, 2005, 10:00 a.m., New York City
                                 time, Office of Hunton & Williams LLP, 951
                                 East Byrd Street, Richmond, Virginia 23219

Lead Manager: Credit Suisse First Boston LLC.

Underwriter Addresses: Eleven Madison Avenue, New York, NY 10010

Pricing Date: December 8, 2005


                                Schedule I-Page 1

                                   SCHEDULE I

Description of the Securities:

              INITIAL CERTIFICATE                         FORM OF
CERTIFICATES   PRINCIPAL BALANCE    INTEREST RATE(1)   CERTIFICATES   S&P*   MOODY'S**   FITCH***
------------  -------------------   ----------------   ------------   ----   ---------   --------
1-A               $728,502,000             (1)          Book-Entry     AAA      Aaa         AAA

2-A-1             $332,658,000             (1)          Book-Entry     AAA      Aaa         AAA

2-A-2             $238,866,000             (1)          Book Entry     AAA      Aaa         AAA

2-A-3             $238,639,000             (1)          Book Entry     AAA      Aaa         AAA

2-A-4             $112,722,000             (1)          Book Entry     AAA      Aaa         AAA

M1                $ 86,742,000             (1)          Book-Entry     AA+      Aa1         AA+

M2                $ 80,154,000             (1)          Book-Entry     AA       Aa2         AA

M3                $ 53,802,000             (1)          Book-Entry     AA       Aa3         AA-

M4                $ 38,430,000             (1)          Book-Entry     AA-       A1         A+

M5                $ 38,430,000             (1)          Book-Entry     A+        A2          A

M6                $ 34,038,000             (1)          Book-Entry     A+        A3         A-

M7                $ 34,038,000             (1)          Book-Entry      A       Baa1       BBB+

M8                $ 25,254,000             (1)          Book-Entry     A-       Baa2       BBB+

M9                $ 27,450,000             (1)          Book-Entry    BBB+      Baa3       BBB

B1                $ 25,254,000             (1)          Book-Entry    BBB       Ba1        BBB-

----------
*    Standard & Poor's, a division of The McGraw-Hill Companies, Inc

**   Moody's Investor Service.

***  Fitch Ratings, Inc.

(1) During each interest accrual period, each class of certificates will accrue interest at a variable rate equal to the lesser of (i) the lesser of (x) one-month LIBOR as of the related LIBOR determination date plus the margin rate per annum specified in the Pooling and Servicing Agreement for such class and (y) the applicable maximum interest rate cap for such class and
     (ii) the interest rate cap for the related distribution date, as further described in the Pooling and Servicing Agreement. After the optional termination date, the margin rate for certificates will increase as provided for in the Pooling and Servicing Agreement.


                                Schedule I-Page 2

                                   SCHEDULE I

                                     ANNEX A

                               DISCLOSURE PACKAGE

1. Free Writing Prospectus, in the form of a Preliminary Prospectus, filed and accepted by the SEC on December 7, 2005 with a filing date of December 8, 2005 and accession number 0000950129-05-011711.

2. Issuer Free Writing Prospectus, in the form of term sheets, to be filed with the SEC under Rule 433 in connection with the transaction contemplated in the Basic Documents.

3. Free Writing Prospectus, as a spreadsheet containing information on the mortgage loans in the form of collateral tape information, to be filed with the SEC under Rule 433 in connection with the transaction contemplated in the Basic Documents.

4. Computational Materials, in the form of certain calculations and tables related to the securities to be issued in connection with the transaction contemplated in the Basic Documents, to be filed with the SEC under Form 8-K.

5. Computational Materials, in the form of certain collateral information and tables, to be filed with the SEC under Form 8-K in connection with the transaction contemplated in the Basic Documents.


                                Schedule I-Page 3

                                   SCHEDULE II

               CERTIFICATE                                                                    PRICE TO  UNDERWRITING    PROCEEDS
    CLASS         SIZE       CSFB (60%)  BEAR (10%)  BARCLAYS (10%)   GCM (10%)   UBS(10%)     PUBLIC        FEE      TO DEPOSITOR
    -----     ------------  -----------  ----------  --------------  ----------  ----------  ---------  ------------  ------------
     1-A      $728,502,000  437,101,200  72,850,200    72,850,200    72,850,200  72,850,200  100.00000%   0.25000%      99.75000%

    2-A-1     $332,658,000  199,594,800  33,265,800    33,265,800    33,265,800  33,265,800  100.00000%   0.25000%      99.75000%

    2-A-2     $238,866,000  143,319,600  23,886,600    23,886,600    23,886,600  23,886,600  100.00000%   0.25000%      99.75000%

    2-A-3     $238,639,000  143,183,400  23,863,900    23,863,900    23,863,900  23,863,900  100.00000%   0.25000%      99.75000%

    2-A-4     $112,722,000   67,633,200  11,272,200    11,272,200    11,272,200  11,272,200  100.00000%   0.25000%      99.75000%

      M1      $ 86,742,000   52,045,200   8,674,200     8,674,200     8,674,200   8,674,200  100.00000%   0.25000%      99.75000%

      M2      $ 80,154,000   48,092,400   8,015,400     8,015,400     8,015,400   8,015,400  100.00000%   0.25000%      99.75000%

      M3      $ 53,802,000   32,281,200   5,380,200     5,380,200     5,380,200   5,380,200  100.00000%   0.25000%      99.75000%

      M4      $ 38,430,000   23,058,000   3,843,000     3,843,000     3,843,000   3,843,000  100.00000%   0.25000%      99.75000%

      M5      $ 38,430,000   23,058,000   3,843,000     3,843,000     3,843,000   3,843,000  100.00000%   0.25000%      99.75000%

      M6      $ 34,038,000   20,422,800   3,403,800     3,403,800     3,403,800   3,403,800  100.00000%   0.25000%      99.75000%

      M7      $ 34,038,000   20,422,800   3,403,800     3,403,800     3,403,800   3,403,800  100.00000%   0.25000%      99.75000%

      M8      $ 25,254,000   15,152,400   2,525,400     2,525,400     2,525,400   2,525,400   99.21855%   0.25000%      98.96855%

      M9      $ 27,450,000   16,470,000   2,745,000     2,745,000     2,745,000   2,745,000   95.42815%   0.25000%      95.17815%

    TOTAL
CERTIFICATES

       CERTIFICATE                                                             PRICE TO  UNDERWRITING    PROCEEDS
CLASS     SIZE       CSFB(100%)  BEAR (0%)  BARCLAYS (0%)  GCM (0%)   UBS(0%)   PUBLIC        FEE      TO DEPOSITOR
-----  -----------  -----------  ---------  -------------  --------  --------  --------  ------------  ------------
  B1   $25,254,000  $25,254,000      0            0            0         0     79.52993%   0.25000%      79.27993%

Fremont 2005-E
Underwriting Agreement